Consent of Independent Auditors







The Board of Directors
Ace Hardware Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Opinions of Experts" in the Prospectus.




                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 25, 1995